Exhibit 10.6

Exclusive Business Cooperation Agreement

This exclusive business cooperation agreement (“Agreement”) is made by the following parties in Beijing on October 30, 2018:

Party A: Beijing Xiangshang Yixin Technology Co., Ltd., having its address at Room 1501, F/15, Building No. 1, No. 16 Sun Palace Middle Road, Chaoyang District, Beijing; and

Party B: Beijing Xiangshang Yiyi Technology Co., Ltd., having its address at Room 525, F/5, No. 31, Fuchengmenwai Street, Xicheng District, Beijing.

Each of Party A and Party B is hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

Whereas,

1.                  Party A is a limited liability company registered in Beijing, China, whose business scope is composed of technology development, technical consultation, technology transfer, technical services; sale of computer, software and auxiliary equipment; computer system services; meeting services; computer graphic design and production. (Any business items subject to approval by relevant department shall only be conducted upon approval according to the contents of such approval.)

2.                  Party A is a limited liability company registered in Beijing, China, whose business scope is composed of technical development, technical promotion, technology transfer, technical consultation, technical services; etiquette service; economic and trading consultation; business management consultation; market research; corporate planning; meeting services; organizing cultural and art exchange activities (excluding performance); public relation services; design, making, agency and release of advertisement; undertaking exhibition and display activities; computer system services; software development; photographic services. (Any business items subject to approval by relevant department shall only be conducted upon approval according to the contents of such approval.)

3.                  Party B is willing to entrust Party A to provide by Party A or its designated party relevant technical training, technical consulting and other services to Party B during the term hereof by taking advantage of Party A’s human resources, technology and information, and Party A agrees to accept such entrustment to provide such exclusive services according to the terms hereof.

Therefore, Party A and Party B enter into the following agreements upon consensus through negotiation:

1.                                      Provision of Services by Party A

1.1                               Subject to the terms and conditions hereof, Party B hereby entrusts Party A, as an exclusive service provider of Party B, to provide full business support, technical service and consulting service to Party B during the term hereof. Such support and services shall be determined by Party A from time to time within the business scope of Party B, including but not limited to technical service, network support, business consultation, intellectual property license, lease of equipment or office premises, market consultation, product R&D and system maintenance, technical consultation, computer system services; meeting services.

1.2                               Party B agrees to accept the consultation and services to be provided by Party A. Party B further agrees that, except with prior written consent of Party A, it shall not accept any consultation and/or services from or enter cooperation with any third party with respect to the matters contemplated herein during the term hereof. Party A may designate any other party (which may enter into certain agreements described in Clause 1.3 hereof with Party B) to provide the consultation and/or services hereunder.

1.3                               Way of Providing Services

1.3.1                     Party A and Party B agree that they may enter into other technical service agreement and consulting service agreement directly or indirectly through their respective affiliates during the term hereof to specify the content, way, personnel, charge and other matters of any specific technical service and consulting service.

1.3.2                     For performance of this Agreement, Party A and Party B agree that they may enter into any agreement on intellectual property (including but not limited to software, trademark, patent, know-how) directly or indirectly through their respective affiliates during the term hereof to permit Party B to use relevant intellectual property of Party A based on its business needs and according to relevant agreements and documents.

1.3.3                     For performance of this Agreement, Party A and Party B agree that they may enter into any agreement on lease of equipment or plant directly or indirectly through their respective affiliates during the term hereof to permit Party B to use relevant equipment or plant of Party A based on its business needs and according to relevant agreements and documents.

1.3.4                     For performance of this Agreement, Party B shall provide necessary assistance to enable Party A to provide the services successfully, including but not limited to prompt notification to Party A of any matter occurred to Party B which may affect Party A’s services.

1.3.5                     Party A may decide in its sole discretion to subcontract to any third party a part of services to be provided by it hereunder to Party B.

1.3.6                     Party B hereby grants Party A an irrevocable and exclusive purchasing right to purchase any or all assets or business of Party B to the extent permitted by the laws and regulations of China at the minimum price permitted by the laws of China. The Parties then will enter into a separate asset/business transfer contract to specify the terms and conditions of such transfer.

2.                                      Calculation and Payment of Service Fees

Both Parties agree that Party A will issue invoice to Party B on a quarterly basis according to the quantity and commercial value of the technical and other services provided by it to Party B at the price agreed by the Parties. Party B shall pay corresponding consulting service fees to Party A according to the date and amount indicated in the invoice. The service fee payable by Party B to Party A in any year shall not be less than 99% of all net profits of Party B in that year. Party A has the right to adjust the standard and amount of the consulting service fee at any time based on the quantity and content of such consulting service provided by it to Party B.

Party B shall provide Party A with the financial statements of any fiscal year and all operating records, business contracts and financial information required for issuing the financial statements within fifteen (15) days after end of the fiscal year. If Party A raises any doubt to the financial information provided by Party B, it may appoint a reputable independent accountant to audit relevant information. Party B shall assist such audit.

3.                                      Intellectual Property and Confidentiality

3.1                               Party A shall enjoy the exclusive rights and interests in ownership to all rights, title, interest and intellectual property generated or created from performance of this Agreement to the maximum extent permitted by laws, including but not limited to copyright, patent, patent application, trademark, software, know-how, commercial secrets and others, whether developed by Party A or Party B. At the request of Party A, Party B shall assist Party A to complete transfer or license of relevant intellectual property, including but not limited to execution of gratuitous transfer or license agreement (if applicable) and completion of registration.

3.2                               Both Parties acknowledge that any oral or written information exchanged between them with respect to this Agreement are confidential information. Each Party shall keep such information confidential, and shall not disclosure such information to any third party without written consent of the other Party, except for any information (a) known to the public (not through disclosure by the receiving Party); (b) the disclosure of which is required by applicable laws or any rules or regulations of any stock exchange; or (c) required by any transaction contemplated herein to be disclosed to either Party’s legal or financial consultant who shall be bound by any confidentiality obligations similar to those under this Clause 3.2. Any disclosure by any personnel or organization employed by either Party shall be deemed disclosure by such Party, and such Party shall be liable for breach by the personnel or organization of this Agreement. This Clause 3.2 shall survive termination of this Agreement for whatever reasons.

3.3                               Except for the benefit of Party A and for performance of any obligations hereunder, or except with prior written consent of Party A, Party B shall not directly or indirectly operate any business other than that specified in the business license or permit of Party B, nor directly or indirectly operate any business in competition with that of Party A in China, including investment in any entity who operates any business in competition with that of Party A, nor operate any other business other than that consented by Party A in writing.

3.4                               Both Parties agree that this Clause 3 shall survive any modification, cancellation or termination of this Agreement.

4.                                      Representations and Warranties

4.1                               Party A represents and warrants that:

4.1.1                          It is a company duly registered and validly existing according to the laws of China.

4.1.2                          Its execution and performance hereof are within its legal capacity and business and operation scope, and it has taken all necessary corporate actions, are duly authorized and has obtained consents and approvals from any third party and government authorities, and it has not violated any laws or other restrictions binding or affecting it.

4.1.3                          This Agreement constitutes legal, valid and binding obligations of Party A, and is enforceable against Party A according to its terms.

4.2                               Party B represents and warrants that

4.2.1                          It is a company duly registered and validly existing according to the laws of China, and it engages in such business as technical development, technical promotion, technology transfer, technical consultation, technical services; etiquette service; economic and trading consultation; business management consultation; market research; corporate planning; meeting services; organizing cultural and art exchange activities (excluding performance); public relation services; design, making, agency and release of advertisement; undertaking exhibition and display activities; computer system services; software development; photographic services. (Any business items subject to approval by relevant department shall only be conducted upon approval according to the contents of such approval.).

4.2.2                          Its execution and performance hereof is within its legal capacity and business and operation scope, and it has taken all necessary corporate actions, are duly authorized and has obtained consents and approvals from any third party and government authorities, and it has not violated any laws or other restrictions binding or affecting it.

4.2.3                          This Agreement constitutes legal, valid and binding obligations of Party B, and is enforceable against Party B according to its terms.

5.                                      Effectiveness and Term

5.1                                  This Agreement is entered into and becomes effective on the date first written above. The term of this Agreement is 10 years, unless it is terminated early according to this Agreement or Party A’s written decision, or unless the laws of China provides otherwise. After execution hereof, at the written request of either Party, both Parties shall review this Agreement to decide whether amend or supplement the provisions hereof based on the actual situation.

5.2                                  This Agreement may be renewed upon written confirmation of Party A before it expires. The renewal term shall be decided by Party A, and accepted by Party B unconditionally.

6.                                      Termination

6.1                                  This Agreement shall terminate when it expires, unless it is renewed according to relevant terms hereof.

6.2                                  Party B shall not terminate this Agreement early during the term hereof, unless Party A commits serious omission or fraud against Party B. However, Party A has the right to terminate this Agreement by a 30-day written notice to Party A at any time.

6.3                                  The rights and obligations under Clauses 3, 7 and 8 hereof shall survive termination of this Agreement.

6.4                                  Early termination of this Agreement for any reason shall not relieve Party B’s payment obligation hereunder (including but not limited to service fees) which becomes due before the termination, nor relieve any liability for breach of contract occurred before the termination. All service fees due and paybale before termination of this Agreement shall be paid by Party B to Party A within fifteen (15) working days after the termination.

7.                                      Applicable Law and Dispute Resolution

7.1                                  The execution, validity, interpretation, performance, amendment and termination of this Agreement, and the resolution of any dispute under this Agreement shall be governed by the laws of China.

7.2                                  If any dispute arises out of interpretation and performance of this Agreement, both Parties shall consult to resolve such dispute in good faith. If both Parties fail to reach an agreement on resolution of the dispute within 30 days after either Party proposes consultation, either Party may refer the dispute to China International Economic and Trade Arbitration Commission for arbitration according to the current arbitration rules of the Commission. The arbitration shall be conducted in Beijing in Chinese. The arbitration award shall be conclusive and bind both Parties.

7.3                                  Where any dispute arises out of interpretation or performance hereof, or when any dispute is under arbitration, except for the disputed matters, both Parties shall continue to exercise their respective rights and perform their respective obligations hereunder.

8.                                      Indemnification

Party B shall indemnify and hold Party A harmless from any losses, damages, liabilities or costs incurred by Party A from any litigations, claims or other demands against Party A resulting from or arising out of any consultation or service provided by Party A at the request of Party B, unless such losses, damages, liabilities or costs are caused by Party A’s gross negligence or intentional misconduct.

9.                                      Notification

9.1                           All notices and other communications required or permitted by this Agreement shall be sent to the designated address of each Party by personal delivery, postage-prepaid registered mail, commercial courier service or fax. A confirmation shall be sent by email for each notice. The notice shall be deemed given

9.1.1                     When it is delivered or refused at the designated receiving address, in case of personal delivery, courier service or postage-prepaid registered mail.

9.1.2                     On the date when it is successfully transmitted evidenced by the transmission confirmation generated automatically, in case of fax.

9.2                           The address of the Parties are as follows:

Party A	Attention: Tianhua Wu Contact address: [PERSONAL ADDRESS] [PERSONAL ADDRESS] [PERSONAL ADDRESS] Mobile: [PERSONAL PHONE NUMBER] Email: [EMAIL ADDRESS]

Party B	Attention: Ming Dong Contact address: [PERSONAL ADDRESS] [PERSONAL ADDRESS] [PERSONAL ADDRESS] Mobile: [PERSONAL PHONE NUMBER] Email: [EMAIL ADDRESS]

10.                               Transfer

10.1                    Party B shall not transfer its rights or obligations hereunder to any third party without prior written consent of Party A.

10.2                    Party B agrees that Party A may, upon prior written notice to Party B, transfer its rights and obligations hereunder to any third party without Party B’s consent.

11.                               Severability

If any or several provisions hereof are decided void, illegal or unenforceable in any respect according to any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any respect. Both Parties shall consult in good faith to replace such void, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by laws and expected by the Parties, so that the valid provisions have as much similar economic effect to that of those void, illegal or unenforceable as possible.

12.                               Amendment and Supplement

Any amendment or supplement to this Agreement shall be made in writing. The amendment and supplemental agreement entered into by both Parties with respect to this Agreement shall constitute an integral part of this Agreement, and have equal legal force as this Agreement.

13.                               Language and Counterpart

This Agreement is written in Chinese. This Agreement is made in two counterparts, with each Party holding one. All counterparts have equal legal force.

[Signature page follows.]

In witness whereof, the Parties have caused this exclusive business cooperation agreement to be signed by their authorized representatives on the date first written above.

Party A: Beijing Xiangshang Yixin Technology Co., Ltd.

Company seal: /s/ Beijing Xiangshang Yixin Technology Co., Ltd.

Signature:	/s/ Tianhua Wu
Title: Legal Representative

Party B: Beijing Xiangshang Yiyi Technology Co., Ltd.

Company seal: /s/ Beijing Xiangshang Yiyi Technology Co., Ltd.

Signature:	/s/ Tianhua Wu
Title: Legal Representative

Signature Page of the Exclusive Business Cooperation Agreement